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                                                                   EXHIBIT 10.26

                      SUPPLEMENTAL RETIREMENT BENEFIT PLAN
                       FOR CERTAIN TRANSFERRED EMPLOYEES
                            OF LOCKHEED CORPORATION

              (As Amended and Restated Effective February 6, 1995)


                                   ARTICLE I

                              PURPOSE OF THE PLAN

         This plan is established for the purpose of providing an additional retirement benefit for certain employees whose regular retirement benefits have been reduced as a result of employment service at more than one Lockheed company.


                                   ARTICLE II

                                  DEFINITIONS

         1. BASIC RETIREMENT BENEFIT -- The monthly amount equal to the sum of a Member's Retirement Plan Benefits and Compensating Plan Benefits.

         2.      BOARD OF DIRECTORS -- The Board of Directors of Lockheed
Corporation.

         3. COMMITTEE -- The Management Development and Compensation Committee of the Board of Directors as from time to time appointed or constituted by the Board of Directors.

         4.      COMPANY -- Lockheed Corporation and its subsidiaries.

         5. COMPENSATING PLAN -- Any deferred compensation plan or retirement benefit plan adopted by a Company in lieu of the Retirement Plan.

         6. COMPENSATING PLAN BENEFITS -- The monthly amount calculated by converting the present value of Compensating Plan benefits, if any, at the time of a Member's retirement or death, to an annuity of the same form as the Member has elected under the Retirement Plan.

         7. CREDITED SERVICE -- The term defined in Section 1.10 of the Retirement Plan.

         8. IMPUTED CREDITED SERVICE -- The period of employment service by a Member of this Plan at a Participating Company at which no Credited Service is earned.





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         9.      IMPUTED RETIREMENT PLAN BENEFIT -- The Retirement Plan
Benefits to which a retiring Member, or a Member's surviving spouse, would be entitled if such Member's Imputed Credited Service were deemed to be years of Credited Service.

         10. PARTICIPATING COMPANY -- A Lockheed Company designated by the Salary Board as a Company at which employment service of a Member shall be Imputed Credited Service.

         11. PLAN -- This Supplemental Retirement Benefit Plan for Certain Transferred Employees.

         12. RETIREMENT PLAN -- The Lockheed Retirement Plan for Certain Salaried Employees.

         13. RETIREMENT PLAN BENEFITS -- The monthly retirement benefit amount payable under the Retirement Plan, and under the Supplemental Retirement Plan for Certain Executives of Lockheed Corporation.

         14.     SALARY BOARD -- The Corporate Salary Board of Lockheed
Corporation.


                                  ARTICLE III

                         ELIGIBILITY FOR PARTICIPATION

         Those employees of the Company who

         (1)     are Members of the Retirement Plan, and

         (2)     are transferred to a participating Company, and

         (3) are identified by such Participating Company as a Key Employee at the time of such transfer will be considered eligible for selection by the Salary Board for membership in the Plan. No member of the Salary Board shall be eligible for membership in the Plan.


                                   ARTICLE IV

                                  PLAN BENEFIT

         The Supplemental Benefit payable to a retiring Member, or to the surviving spouse of a Member, shall be the monthly amount, if any, by which the Member's Basic Retirement Benefit is less than





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the Imputed Retirement Plan Benefit for such Member.  In lieu of receipt of monthly benefit payments as described in this Article IV, a participant may elect to receive in a single lump sum payment, an amount equal to the actuarial equivalent of his benefit payment under this plan in accordance with procedures as set forth by the Committee. The supplemental benefit amount payable to a retiring member may, effective October 1, 1993, also be elected in the form of a partial annuity payment extended in the same form as elected under the Lockheed Retirement Plan, with the balance of the benefit amount paid to him in a lump sum. Such Supplemental Benefit shall be determined and fixed as of the date of the Member's retirement or death, and shall not be subject to adjustment on account of subsequent amendment of the Retirement Plan.

                                   ARTICLE V

                               PAYMENT OF BENEFIT

         A. Subject to the provisions of Article VI and Article VII, the Supplemental Benefit shall be paid to the retiring Member, or to a Member's surviving spouse, in accordance with the payment provisions applicable to the retirement benefits under the Retirement Plan, including any election made by the Member under the Retirement Plan with respect to optional annuity forms, or any other benefit payment options as provided by Section 7 of the Retirement Plan.

         B. (1) A Member receiving an annuity benefit from this Plan as the time of a Change in Control shall be paid in a single lump sum within thirty (30) calendar days following such Change in Control, an amount equal to the actuarial equivalent of such annuity benefit. Within thirty (30) calendar days following a Change in Control a Member who has not yet retired shall be paid in a single lump sum an amount equal to the actuarial equivalent of his or her Supplemental Benefit, calculated as if the Member had retired on the date of the Change in Control.

                 (2) For purposes of this Plan, a Change in Control of the Company shall be deemed to have occurred if (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years (not including any period prior to the adoption of this Paragraph B), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director





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designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this Paragraph) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or
(iii) the shareholders of the Company approve a merger of consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or
(iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                 A Change in Control shall not, however, include the transaction contemplated by the Agreement and Plan of Reorganization dated as of August 29, 1994, by and among Lockheed Martin Corporation, Martin Marietta Corporation and Lockheed Corporation or any transaction which has been approved by individuals who at the beginning of any period of at least two consecutive years (not including any period prior to the adoption of this Paragraph B) constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this Paragraph) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

                 (3) This Paragraph B shall apply only to a Change in Control of Lockheed Corporation and shall not cause lump sum payment of annuity benefits in any transaction involving the Company's sale, liquidation, merger, or other disposition of any subsidiary.

                 (4) This Paragraph B may be canceled or modified at any time prior to a Change in Control. In the event of a Change in Control, this Paragraph B shall remain in force and effect, and shall not be subject to cancellation or modification for a period of five (5) years, and any other provision defining a capitalized term used in Paragraph B shall, for purposes of Paragraph B, be subject to cancellation or modification during the five (5) year





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period.


                                   ARTICLE VI

                                   FORFEITURE

         In the event that a retired Member has taken or permitted some act or omission resulting in damage or competitive injury to the Company, then, unless such act or omission shall have been taken or permitted in good faith without reasonable cause to believe that it was improper, or illegal, or harmful, a majority of the Committee may, in its discretion, terminate or reduce all future payments of Supplemental Benefits to such Member.


                                  ARTICLE VII

                                NONASSIGNABILITY

         No rights or interests of any Member or surviving spouse under this Plan shall be assignable, transferable or subject to anticipation, alienation, encumbrance, pledge or charge of any nature. Any attempt to take such action in violation of this Article shall be void and shall authorize the Committee, in its discretion, to forfeit all or any further right and interest in the Supplemental Benefit of such Member or surviving spouse.


                                  ARTICLE VIII

                                     TRUST

         Although the Plan is an unfunded plan, the Company has established a trust (the "Trust") pursuant to a trust agreement dated December 22, 1994 by and between the Company and J. P. Morgan California to hold assets, subject to the claims of the Company's creditors in the event of its insolvency, to pay benefits under this Plan. The Company shall no later than nine months following the close of its fiscal year make contributions to the Trust in an amount sufficient, when added to the then principal of the Trust and after consideration of benefits to be paid pursuant to other plans covered by the Trust, to equal the present value of benefits which have accrued under the Plan during the preceding fiscal year, as such amount is determined by an independent actuary.


                                   ARTICLE IX

                                 ADMINISTRATION





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         The Plan shall be administered by the Salary Board under the general direction of the Committee. Subject to such direction, and such rules and procedures as the Committee may prescribe, the Salary Board shall have the right to construe the Plan, to interpret any provision thereof, to make rules and regulations relating to the Plan, and to determine any factual question arising in connection with the Plan's operation after such investigation or hearing as the Salary Board may deep appropriate. Any decision made by the Salary Board under the provisions of this Article shall be conclusive and binding on all parties concerned.


                                   ARTICLE X

                        AMENDMENT OR TERMINATION OF PLAN

         The Board of Directors shall have the right to amend or terminate the Plan at any time or in cases where amendments are necessary to implement changes not affecting the overall functioning of the Plan; and such changes will not, in the judgment of the Lockheed Corporate Salary Board, substantially alter the nature or expense of the affected plan, then the power to amend shall also be designated to the Corporate Salary Board under guidance from counsel. In the event of Plan amendment or termination, the Supplemental Benefit payable on account of a retired or deceased Member shall not be impaired, and the benefits of other Members shall not be less than the Supplemental Benefit to which each such member would have been entitled if he or she had retired immediately prior to such amendment or termination of the Plan.


                                   ARTICLE XI

                               EMPLOYMENT RIGHTS

         Nothing in the Plan shall be deemed to give any person any right to remain in the employ of the Company or affect any right of the Company to terminate a person's employment.


                                  ARTICLE XII

                                 EFFECTIVE DATE

         The Plan shall be effective January 1, 1984.





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